Exhibit 99

Filed by Alcoa Inc.

Pursuant to Rule 425

under the Securities Act of 1933

Subject Company: Alcan Inc.

Commission File No:

001-03677

Investor Contact Tony Thene (212) 836-2674	Media Contact Kevin G. Lowery (412) 553-1424 Mobile (724) 422-7844

ALCOA WITHDRAWS OFFER FOR ALCAN

New York, New York (July 12, 2007) — Alcoa Inc. (NYSE: AA) announced today that it has withdrawn its offer for Alcan Inc. (TSX: AL; NYSE: AL.) in light of Rio Tinto’s announced agreement to purchase Alcan.

“Rio’s offer for Alcan strongly reinforces our view of the underlying value in the aluminum industry and its bright prospects for the future,” said Alcoa Chairman and CEO Alain Belda. “However, at this price level, we have more attractive options for delivering additional value to shareholders. We will continue to deliver strong results, make targeted growth investments, trim under-performing businesses, and further enhance returns to shareholders by resuming our share repurchase program. That is a better path forward for our shareholders, our employees, and our communities.”

Note on Share Repurchase Plan: Alcoa is reinstituting its share repurchase program, which had been suspended while the offer for Alcan was open. In January 2007, Alcoa’s Board of Directors authorized the repurchase of up to 10 percent of the company’s outstanding common stock, or approximately 87 million shares.

About Alcoa

Alcoa is the world’s leading producer and manager of primary aluminum, fabricated aluminum and alumina facilities, and is active in all major aspects of the industry. Alcoa serves the aerospace, automotive, packaging, building and construction, commercial transportation and industrial markets, bringing design, engineering, production and other capabilities of Alcoa’s businesses to customers. In addition to aluminum products and components including flat-rolled products, hard alloy extrusions, and forgings, Alcoa also markets Alcoa® wheels, fastening systems, precision and investment castings, structures and building systems. The Company has 116,000 employees in 44 countries and has been named one of the top most sustainable corporations in the world at the World Economic Forum in Davos, Switzerland. More information can be found at www.alcoa.com

Forward Looking Statement

Certain statements in this release relate to future events and expectations and as such constitute forward-looking statements involving known and unknown risks and uncertainties that may cause actual results, performance or achievements of Alcoa to be different from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: (a) material adverse changes in economic or aluminum industry conditions generally, including global supply and demand conditions and fluctuations in London Metal Exchange-based prices for primary aluminum and other products; (b) material adverse changes in the markets served by Alcoa, including the transportation, building and construction, distribution, packaging, industrial gas turbine and other markets; (c) significant increases in energy costs or interruption of energy supplies; (d) Alcoa’s inability to mitigate the effects of increases in the costs of raw materials (including caustic soda, calcined petroleum coke and resins), in addition to energy, through price increases, productivity improvements or cost reduction programs; (e) Alcoa’s inability to implement successfully its strategy for growth, to complete expansion projects as planned, or to realize the returns anticipated by management from such activities; (f) unfavorable changes in laws, governmental regulations or policies, foreign currency exchange rates or competitive factors in the countries in which Alcoa operates; (g) significant legal proceedings or investigations adverse to Alcoa, including environmental, product liability, safety and health and other claims; and (h) the other risk factors summarized in Alcoa’s Form 10-K for the year ended December 31, 2006 and other reports filed with the Securities and Exchange Commission.

Where to Find Additional Information

In connection with the offer by Alcoa to purchase all of the issued and outstanding common shares of Alcan (the “Offer”), Alcoa has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “Registration Statement”), which contains a prospectus relating to the Offer (the “Prospectus”), and a tender offer statement on Schedule TO (the “Schedule TO”), each as amended. ALCAN SHAREHOLDERS AND OTHER INTERESTED PARTIES ARE URGED TO READ THESE DOCUMENTS, ALL OTHER APPLICABLE DOCUMENTS AND ANY AMENDMENTS OR SUPPLEMENTS TO ANY SUCH DOCUMENTS, BECAUSE EACH CONTAINS IMPORTANT INFORMATION ABOUT ALCOA, ALCAN AND THE OFFER. Materials filed with the SEC are available electronically without charge at the SEC’s website, www.sec.gov. Materials filed with the Canadian securities regulatory authorities (“CSRA”) are available electronically without charge at www.sedar.com. Materials filed with the SEC or the CSRA may also be obtained without charge at Alcoa’s website, www.alcoa.com, or by directing a request to Alcoa’s investor relations department at (212) 836-2674. In addition, Alcan shareholders may obtain free copies of such materials filed with the SEC or the CSRA by directing a written or oral request to the Information Agent for the Offer, MacKenzie Partners, Inc., toll-free at (800) 322-2885 (English) or (888) 405-1217 (French).

Contacts

Alcoa:

Tony Thene (Investors), (212) 836-2674

Kevin G. Lowery (Media), (412) 553-1424